UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 10, 2016
Date of Report (Date of Earliest Event Reported)

Insignia Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-13471	41-1656308
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8799 Brooklyn Blvd.Minneapolis, Minnesota	55445
(Address of Principal Executive Offices)	(Zip Code)

(763) 392-6200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.
Regulation FD Disclosure.
As previously disclosed, on March 13, 2016 six members of the board of directors (the “Board”) of Insignia Systems, Inc. (the “Company) delivered a letter to Nicholas J. Swenson, stating their personal view as directors of the Company that it would be in the best interest of the Company and its shareholders for Mr. Swenson to resign as a director of the Company.
During the period following the delivery of that letter, Mr. Swenson’s conduct toward each and every other member of the Board, both in the boardroom and elsewhere, has remained consistently destructive. Mr. Swenson’s interactions with Company management, employees and other members of the Board carry a high potential for interfering with management’s conduct of its duties and regularly disrupt the established processes and deliberations of the Board and its committees. It is the Board’s belief that Mr. Swenson’s continued service as a director of the Company conflicts with the best interests of the Company’s employees and its shareholders.
On August 10, 2016, the Board passed a resolution stating its determination that it is in the best interests of the Company and its shareholders for Mr. Swenson to submit his resignation as a director of the Company, effective immediately. In connection with that action, five of the six members of the Board delivered a letter to Mr. Swenson, the text of which is furnished as Exhibit 99.1 to this current report on Form 8-K.
Item 9.01.
Financial Statements and Exhibits.
(d)            Exhibits.
Exhibit Number	Description
99.1	Letter dated August 10, 2016

The information furnished in this Item 9.01 shall not be deemed “filed” for any purpose, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation provisions in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGNIA SYSTEMS, INC.

Date: August 10, 2016	By:	/s/ Kristine A. Glancy
Kristine A. Glancy
President and Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description	Method of Filing
99.1	Letter dated August 10, 2016	Furnished Electronically